Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-198515 on Form S-3 and 333-196756, 333-197639, 333-151413, 333-122414, 333-65034, 333-55578, 333-83233, 333-188733 and 333-189145 on Form S-8 of our reports dated February 18, 2015, relating to the consolidated financial statements of The Priceline Group Inc. (formerly known as priceline.com Incorporated) and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2014.

/s/ DELOITTE & TOUCHE LLP

Stamford, Connecticut
February 18, 2015

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